UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2017

Baldwin & Lyons, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a) The annual meeting of shareholders of the Company was held on May 9, 2017.

(b)
The shareholders elected all of the Company's nominees for director and ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation.  The shareholders approved all of the shareholder proposals, which are listed below.

Proposal 1 – To elect eleven (11) directors:

	Shares For	Shares Against	Shares Abstain
Stuart D. Bilton	2,091,255	-	1,678
W. Randall Birchfield	1,956,075	-	136,858
Otto N. Frenzel IV	2,091,255	-	1,678
Philip V. Moyles Jr.	1,956,077	-	136,856
John M. O'Mara	2,091,092	-	1,841
John A. Pigott	1,954,865	-	138,068
Kenneth D. Sacks	2,091,692	-	1,241
Nathan Shapiro	1,953,652	-	139,281
Norton Shapiro	1,953,654	-	139,279
Robert Shapiro	1,953,652	-	139,281
Steven A. Shapiro	1,953,654	-	139,279

Proposal 2 – To ratify the appointment of Ernst & Young LLP as independent auditor for the Corporation for 2017:

For	2,084,025
Against	8,208
Abstain	700

Proposal 3 – To approve the Baldwin & Lyons, Inc. Annual Incentive Plan:

For	1,945,810
Against	119,956
Abstain	27,167

Proposal 4 – To approve the Baldwin & Lyons, Inc. Long-Term Incentive Plan:

For	1,948,460
Against	117,304
Abstain	27,169

Proposal 5 – To approve, in an advisory vote, the Corporation's executive officer compensation:

For	1,944,012
Against	119,654
Abstain	29,267

Proposal 6 – To approve the frequency of future shareholder advisory votes to approve the Corporation's executive officer compensation:

1 Year	2,046,901
2 Years	24,269
3 Years	21,763
Abstain	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 10, 2017 By: /s/ W. Randall Birchfield
                              W. Randall Birchfield,
                               Chief Executive Officer & President